Exhibit 99.1

News release

QLT ANNOUNCES THIRD QUARTER 2013 RESULTS

For Immediate Release	November 7, 2013

VANCOUVER, CANADA — QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. The Company today reported financial results for the third quarter ended September 30, 2013. Unless specified otherwise, all amounts are in U.S. dollars and in accordance with U.S. GAAP.

2013 THIRD QUARTER FINANCIAL RESULTS

QLT Expenses / Other Income

Research and Development (R&D) expenses relate to QLT’s synthetic retinoid program. During the third quarter of 2013, R&D expense was $5.2 million compared to $5.6 million for the same period in 2012. The $0.4 million decrease was primarily due to savings from the Company’s 2012 R&D workforce reduction.

During the third quarter of 2013, Selling, General and Administrative (SG&A) expense was $1.7 million compared to $2.7 million for the same period in 2012. The $1.0 million decrease was primarily due to savings from the Company’s 2012 restructuring initiatives.

Operating Loss

The operating loss for the third quarter of 2013 was $7.5 million, compared to an operating loss of $19.9 million recorded during the same period in 2012. The $12.4 million improvement in operating results is primarily due to restructuring charges recorded in 2012 and savings related to the 2012 restructuring initiatives.

Income from Discontinued Operations, Net of Income Taxes

During the third quarter of 2013, we earned $0.1 million of income from discontinued operations, net of income taxes, compared to $94.1 million for the same period in 2012. The decrease was primarily due to a pre-tax gain of $101.4 million related to the divestment of the Visudyne® business in the third quarter of 2012.

(Loss) / Income Per Share

Loss per share from continuing operations was $0.15 in the third quarter of 2013 compared to a loss per share from continuing operations of $0.25 in the third quarter of 2012. The improvement was primarily due to restructuring charges recorded in 2012 and savings related to the 2012 restructuring initiatives. These improvements were partially offset by a lower gain from the Fair Value Change in Contingent Consideration in the current period, as well as the 2012 income tax recovery resulting from the recognition of the tax benefit of our operating losses from continuing operations.

Income per share from discontinued operations was negligible in the third quarter of 2013 compared to income per share from discontinued operations of $1.86 in the third quarter of 2012, which was primarily due to the $101.4 million pre-tax gain related to the sale of our Visudyne business.

Cash and Cash Equivalents

As at September 30, 2013, the Company’s consolidated cash balance consisted of $114.1 million of cash and cash equivalents, down from $307.4 million of cash and cash equivalents at the end of 2012. The decrease was largely due to the $200 million special cash distribution to the Company’s shareholders, which was completed in June 2013, partially offset by $7.5 million of funds that were released to us from escrow on September 26, 2013. During the third quarter of 2013, proceeds received in connection with collection of the Eligard Contingent Consideration totaled $9.3 million ($28.2 million collected during the nine months ended September 30, 2013). In addition, we still have up to $48.6 million of Eligard Contingent Consideration remaining to be collected.

Passive Foreign Investment Company

The Company believes that it was classified as a Passive Foreign Investment Company (PFIC) for 2008 – 2012, and that it may be classified as a PFIC in 2013, which could have adverse tax consequences for U.S. shareholders. Please refer to our Annual Report on Form 10-K for additional information.

QLT Inc.—Financial Highlights

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

In accordance with United States generally accepted accounting principles

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(In thousands of U.S. dollars except share and per share information)	2013	2012	2013	2012
Expenses
Research and development	$5,243	$5,639	$13,715	$19,621
Selling, general and administrative	1,676	2,669	5,568	12,648
Depreciation	230	238	717	927
Restructuring charges	354	11,402	1,847	11,402

	7,503	19,948	21,847	44,598

Operating loss	(7,503)	(19,948)	(21,847)	(44,598)
Investment and other income
Net foreign exchange gains (losses)	(54)	65	(36)	(84)
Interest income	39	59	175	147
Fair value change in contingent consideration	71	2,840	1,904	6,432
Other gains	64	21	100	102

	120	2,985	2,143	6,597

Loss from continuing operations before income taxes	(7,383)	(16,963)	(19,704)	(38,001)
(Provision for) Recovery of income taxes	(109)	4,345	(434)	3,798

Loss from continuing operations	(7,492)	(12,618)	(20,138)	(34,203)

Income from discontinued operations, net of income taxes	96	94,078	116	89,082

Net (loss) income and comprehensive (loss) income	($7,396)	$81,460	($20,022)	$54,879

Basic and diluted net (loss) income per common share
Continuing operations	($0.15)	($0.25)	($0.40)	($0.69)
Discontinued operations	$0.00	$1.86	$0.00	$1.80

Net (loss) income per common share	($0.14)	$1.61	($0.39)	$1.11

Weighted average number of common shares outstanding (thousands)
Basic and diluted	51,082	50,600	50,851	49,592

QLT Inc.—Financial Highlights

CONDENSED CONSOLIDATED BALANCE SHEETS

In accordance with United States generally accepted accounting principles

(Unaudited)

(In thousands of U.S. dollars)	September 30, 2013	December 31, 2012
ASSETS
Current assets
Cash and cash equivalents	$114,086	$307,384
Restricted cash	—	7,500
Accounts receivable	755	3,960
Contingent consideration—current	40,557	41,255
Income taxes receivable	404	554
Deferred income tax assets—current	316	644
Assets held for sale	—	300
Prepaid and other	1,705	1,442

Total current assets	157,823	363,039
Property, plant and equipment	2,180	2,655
Deferred income tax assets—non-current	195	370
Contingent consideration—non-current	9,569	35,154

Total assets	169,767	401,218

LIABILITIES
Current liabilities
Accounts payable	3,924	$6,121
Accrued liabilities	1,407	2,515
Accrued restructuring charge	249	1,933
Deferred income	—	456

Total current liabilities	5,580	11,025
Uncertain tax position liabilities	1,874	1,875

Total liabilities	7,454	12,900

SHAREHOLDERS’ EQUITY
Share capital
Authorized
500,000,000 common shares without par value
5,000,000 first preference shares without par value, issuable in series
Issued and outstanding	466,229	471,712
Common shares
September 30, 2013 – 51,081,878 shares
December 31, 2012 – 51,589,405 shares
Additional paid-in capital	95,524	296,024
Accumulated deficit	(502,409)	(482,387)
Accumulated other comprehensive income	102,969	102,969

Total shareholders’ equity	162,313	388,318

Total shareholders’ equity and liabilities	$169,767	$401,218

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ Stock Market (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Investor & Media Relations

Andrea Rabney or David Pitts

Argot Partners

212-600-1902

andrea@argotpartners.com

david@argotpartners.com

Visudyne® is a registered trademark of Novartis AG

Eligard® is a registered trademark of Sanofi S.A.

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to: statements concerning our PFIC status; and statements which contain language such as: “assuming,” “prospects,” “goal,” “future,” “projects,” “potential,” “believes,” “expects,” “hopes,” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the Company’s future operating results are uncertain and likely to fluctuate; currency fluctuations; the risk that sales of Visudyne or Eligard may be less than expected thereby impacting our contingent consideration; the risk that we may not receive any or as much additional contingent consideration as we might expect under our agreements with respect to the sale of Visudyne, Eligard and the PPDS Technology; risks and uncertainties concerning the impacts that QLT’s strategic initiatives will have on the market price of our securities; risks resulting from recent changes in personnel; uncertainties relating to our development plans, timing and results of the clinical development and commercialization of our products and technologies; assumptions related to continued enrollment trends, efforts and success, and the associated costs of these programs; outcomes for our clinical trials may not be favorable or may be less favorable than interim/preliminary results and/or previous trials; there may be varying interpretations of data produced by one or more of our clinical trials; risks and uncertainties associated with the safety and effectiveness of our technology; the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.

This press release also contains “forward looking information” that constitutes “financial outlooks” within the meaning of applicable Canadian securities laws. This information is provided to give investors general guidance on management’s current expectations of certain factors affecting our business, including our financial results. Given the uncertainties, assumptions and risk factors associated with this type of information, including those described above, investors are cautioned that the information may not be appropriate for other purposes.